SEVENTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This seventh amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and between ETF Series Solutions and Foreside Fund Services, LLC (together, the “Parties”) is made effective as of April 18, 2023.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement.

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto.

3.Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

ETF SERIES SOLUTIONS By: /s/ Isabella K. Zoller Isabella K. Zoller, Secretary Date: April 18, 2023	FORESIDE FUND SERVICES, LLC By: /s/ Teresa Cowan Teresa Cowan, President Date: April 19, 2023

EXHIBIT A

Point Bridge America First ETF
Defiance Quantum ETF
Defiance Next Gen Connectivity ETF
Defiance Next Gen H2 ETF
Defiance Hotel, Airline, and Cruise ETF
Defiance Daily Short Digitizing the Economy ETF
Grayscale Future of Finance ETF
Defiance Pure 2x Bull Electric Vehicle Daily ETF
Defiance Pure 2x Bull Semiconductor Daily ETF
Defiance Pure 2x Bull Airline Daily ETF
Defiance Pure 2x Bull Banks Daily ETF
Defiance Pure 2x Bull Oil & Gas Daily ETF
Defiance Pure 2x Bull Retail Daily ETF
Defiance Pure 2x Bull Tech Daily ETF
Defiance Israel Bond ETF